Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2003

eBT International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23384	04-3216243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1029,

Scituate, Massachusetts 02047

(Address of principal executive offices)

(781) 319-0460

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On June 12, 2003, eBT International, Inc. issued a press release announcing that its stockholders approved a 1-for-50 reverse stock split and that the reverse stock split became effective at 6:00 pm Eastern time on June 10, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit 99.1    Press Release titled “eBT International, Inc. Reports Stockholder Approval of Its Reverse Stock Split” issued on June 12, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBT INTERNATIONAL, INC

By:	/s/ STEPHEN O. JAEGER
Stephen O. Jaeger President and Chief Executive Officer

Dated: June 12, 2003

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